Exhibit 99.1

HP to Acquire Opsware Inc.

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Acquisition positions HP to become a leader in the high-growth data center automation software market

PALO ALTO, Calif., July 23, 2007—HP today announced that it has signed a definitive agreement to purchase Opsware Inc. (Nasdaq: OPSW), a market-leading data center automation software company, through a cash tender offer for $14.25 per share, or an enterprise value (net of existing cash and debt) of approximately $1.6 billion on a fully diluted basis.

Upon closing, the acquisition will enhance HP's portfolio of Business Technology Optimization (BTO) software. Combining Opsware's solutions with HP's enterprise IT Management Software will deliver a comprehensive and fully integrated solution for IT automation. Opsware is the latest in a series of strategic software acquisitions, including Mercury Interactive and Peregrine Systems, which expands HP's leaderships in BTO.

"The acquisition of Opsware will enable HP Software to help our customers resolve one of their critical pain points: controlling the increasing complexity and cost of managing the data center," said Thomas E. Hogan, senior vice president, Software, HP. "We expect Opsware's outstanding team will help us drive leadership across our BTO offerings."

Opsware Chief Executive Officer Ben Horowitz said, "We are about to see one of the biggest application and infrastructure build-outs in history. The addition of Opsware to the HP Software portfolio will make HP the obvious choice for powering the next generation of data centers to come.

The acquisition of Opsware will extend HP Software's capabilities to automate the entire data center—from initial provisioning of servers, networks and storage devices to managing ongoing changes and compliance requirements—with integrated process automation, removing the latency inherent in today's IT environments.

"Following last year's acquisition of Mercury Interactive, the addition of Opsware is expected to enhance HP's standing as one of the world's leading software companies and drive profitable growth for HP," said Ann Livermore, executive vice president, Technology Solutions Group, HP. "With this strategic acquisition, I believe customers will see HP as the clear vendor of choice to help them transform how they manage and automate IT to drive better business outcomes."

Following the close of the transaction, Opsware will become part of the HP Software business. At that time, HP also expects to appoint Ben Horowitz to lead the Business Technology Optimization reporting to Thomas E. Hogan, senior vice president, HP Software.

The acquisition will be conducted by means of a tender offer for all of the outstanding shares of Opsware, followed by merger of Opsware with an HP subsidiary. The tender offer is subject to a number of customary closing conditions, including regulatory approvals, and is expected to close before the end of HP's fourth fiscal quarter of 2007.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF OPSWARE COMMON STOCK WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. OPSWARE STOCKHOLDERS AND OTHER INVESTORS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, OPSWARE STOCKHOLDERS AND OTHER INVESTORS WILL BE ABLE TO OBTAIN COPIES OF THE TENDER OFFER STATEMENT ON SCHEDULE 'TO,' THE OFFER TO PURCHASE AND RELATED DOCUMENTS WITHOUT CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION'S WEBSITE AT WWW.SEC.GOV. OPSWARE STOCKHOLDERS AND OTHER INVESTORS ALSO WILL BE ABLE TO OBTAIN COPIES OF THESE DOCUMENTS, WITHOUT CHARGE, FROM INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, AT +1 877 750 5838 OR BY EMAIL AT INFO@INNISFREEMA.COM, FROM J.P. MORGAN SECURITIES, INC, THE DEALER MANAGER FOR THE OFFER, AT +1 877 371 5947, OR FROM HP. STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THOSE MATERIALS PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER.

About Opsware
Opsware, a leading data center automation company, unlocks the promise of technology by accelerating IT to zero latency. The company's software, the Opsware System, automates the entire data center, from provisioning to patching, configuration to compliance and discovery to deployment, turning data center operations into a competitive advantage for business. Opsware's technology is used by hundreds of companies worldwide including banks, service providers, retailers, manufacturers and Internet companies with IT environments ranging from hundreds to tens of thousands of servers, network devices, storage devices and IT processes. More information on Opsware is available at www.opsware.com.

About HP
HP focuses on simplifying technology experiences for all of its customers—from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world's largest IT companies, with revenue totaling $97.1 billion for the four fiscal quarters ended April 30, 2007. More information about HP (NYSE: HPQ) is available at www.hp.com.

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Forward-looking statements

 This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Opsware's business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in HP's and Opsware's Securities and Exchange Commission reports, including but not limited to the risks described in HP's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and Opsware's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

7/2007